PARTICIPATION AGREEMENT

                        Dated as of August 29, 1997

                                   among


                        PERFORMANCE FOOD GROUP COMPANY,
                   as the Construction Agent and as the Lessee,


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                    not individually, except as expressly
                stated herein, but solely as the Owner Trustee
                   under the PFG Real Estate Trust 1997-1,


THE VARIOUS BANKS AND OTHER LENDING
INSTITUTIONS WHICH ARE PARTIES HERETO FROM
TIME TO TIME, as the Holders,


THE VARIOUS BANKS AND OTHER LENDING
INSTITUTIONS WHICH ARE PARTIES HERETO FROM
TIME TO TIME, as the Lenders,

and


FIRST UNION NATIONAL BANK,
as the Agent for the Lenders
and respecting the Security Documents,
as the Agent for the Lenders and the Holders, to the extent of their interests




TABLE OF CONTENTS

Page

SECTION 1.  THE LOANS.	                                                 1
SECTION 2 .  HOLDER ADVANCES.	                                          2
SECTION 3.  SUMMARY OF TRANSACTIONS.	                                   2
 3.1. Operative Agreements.	                                            2
 3.2. Property Purchase.	                                               3
 3.3. Construction of Improvements; Lease or Disposition of
      Property.                                                        	3
SECTION 4.  THE CLOSINGS.	                                              3
 4.1. Initial Closing Date.	                                            3
 4.2. Initial Closing Date; Property Closing Dates; Acquisition
      Advances; Construction Advances.	                                 4
SECTION 5.  FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION
            DATE;  THE LESSEE'S DELIVERY OF NOTICES; CERTAIN COVENANTS.	4
 5.1. General.	                                                         4
 5.2. Procedures for Funding.	                                          4
 5.3. Conditions to the Holders' and the Lenders' Obligations to
      Advance Funds	on the Initial Closing Date, for the Acquisition
      of Property and otherwise.	                                       6
 5.4. Conditions to the Holders' and the Lenders' Obligations to
      Make Construction Advances for the Ongoing Construction on any
      Property Prior to the Rent Commencement Date.                   	11
 5.5. Additional Reporting and Delivery Requirements on
      Completion Date and on Construction Period Termination
      Date.	                                                           13
 5.6. The Construction Agent Delivery of Allocation Notice, Notice
      Regarding the Holder Construction Property Cost and Construction
      Budget Modifications.	                                           15
 5.7  Equipment Excludes Fork-Lifts.	                                  15
 5.8  Restrictions on Liens.	                                          15
 5.9  Appraisal Requirement Regarding Property Located in or
      about Lebanon,Tennessee.	                                        15
SECTION 6.  CONDITIONS OF THE INITIAL CLOSING.	                        16
 6.1. Conditions to the Lessor's and the Holders' Obligations.	        16
 6.2. Conditions to the Lessee's Obligations.	                         18
 6.3. Conditions to the Obligations of the Agent and the Lenders.	     20
SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE	21
 7.1. Representations and Warranties of the Holders.	                  21
 7.2. Representations and Warranties of the Borrower.	                 23
 7.3. Representations and Warranties of the Construction Agent and
      the Lessee.	                                                     26
 7.4. Representations and Warranties of the Agent.	                    28
SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.	          29
 8.1. Representations and Warranties on Property Closing Dates.	       29
 8.2. Representations and Warranties Upon Initial Construction
      Advances.	                                                       33
 8.3. Representations and Warranties Upon the Date of Each
      Construction Advance That Is Not An Initial Construction
      Advance.	                                                        36
SECTION 9.  PAYMENT OF CERTAIN EXPENSES.                          	    38
 9.1. Transaction Expenses.	                                           38
 9.2. Brokers' Fees and Stamp Taxes.	                                  39
 9.3. Certain Fees and Expenses.	                                      39
 9.4. Unused Fee.	                                                     40
SECTION 10.  OTHER COVENANTS AND AGREEMENTS.	                          40
 10.1. Cooperation with the Construction Agent or the Lessee.	         40
 10.2. Covenants of the Owner Trustee and the Holders.	                41
 10.3. The Lessee Covenants, Consent and Acknowledgment.              	43
 10.4. Sharing of Certain Payments.                                   	45
 10.5. Grant of Easements, etc.	                                       46
 10.6. Appointment by the Agent, the Lenders, the Holders and the
       Owner Trustee.	                                                 46
 10.7. Collection and Allocation of Payments and Other Amounts.	       47
 10.8. Release of Properties, etc.	                                    51
SECTION 11.  CREDIT AGREEMENT AND TRUST AGREEMENT.	                    52
 11.1. The Construction Agent's and the Lessee's Credit Agreement
       Rights.	                                                        52
 11.2. The Construction Agent's and the Lessee's Trust Agreement
       Rights.                                                        	53
SECTION 12.  TRANSFER OF INTEREST.	                                    54
 12.1. Restrictions on Transfer.	                                      54
 12.2. Effect of Transfer.                                            	54
SECTION 13.  INDEMNIFICATION.	                                         55
 13.1. General Indemnity.	                                             55
 13.2. General Tax Indemnity.	                                         58
SECTION 14.  MISCELLANEOUS.	                                           65
 14.1. Survival of Agreements.	                                        65
 14.2. No Broker, etc.	                                                65
 14.3. Notices.	                                                       66
 14.4. Counterparts.	                                                  67
 14.5. Amendments and Termination.	                                    67
 14.6. Headings, etc.	                                                 68
 14.7. Parties in Interest.	                                           68
 14.8. GOVERNING LAW; WAIVERS OF JURY TRIAL;
       SUBMISSION TO JURISDICTION; VENUE; ARBITRATION.	                68
 14.9. Severability.	                                                  70
 14.10.Liability Limited.	                                             71
 14.11.Rights of the Lessee.	                                          72
 14.12.Further Assurances.	                                            73
 14.13.Calculations under Operative Agreements.	                       73
 14.14.Confidentiality.	                                               73


EXHIBITS

 A - Forms of Requisition - Sections 4.2 and 5.2
 B - Officer's Certificate - Section 5.5
 C - Legal Opinion of Lessee's Counsel - Section 6.1(c)
 D - Officer's Certificate - Section 6.1(g)
 E - Officer's Certificate - Section 6.1(h)
 F - Officer's Certificate - Section 6.2(d)
 G - Officer's Certificate - Section 6.2(e)
 H - Legal Opinion of Owner Trustee's Counsel - Section 6.2(f)
 I - Description of Material Litigation - Section 7.3(d)
 J - Form of Mortgage - Section 5.3(m)
  Appendix A - Rules of Usage and Definitions

PARTICIPATION AGREEMENT


	THIS PARTICIPATION AGREEMENT dated as of August 29, 1997 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among PERFORMANCE FOOD GROUP COMPANY, a Tennessee corporation (the "Lessee" or the "Construction Agent"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually
(in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the PFG Real Estate Trust 1997-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); FIRST UNION NATIONAL BANK, a national banking association ("First Union"), as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the PFG Real Estate Trust 1997-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

	In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  THE LOANS.

	Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative
Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

SECTION 2 .  HOLDER ADVANCES.

	Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the PFG Real Estate Trust 1997-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date (except that in each case, the Holder Advance on any Scheduled Interest Payment Date shall be sufficient to fund Holder Yield); provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

SECTION 3.  SUMMARY OF TRANSACTIONS.

	3.1.	Operative Agreements.

	On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable
Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

	3.2.	Property Purchase.

	On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved
State, identified by the Construction Agent, in each case pursuant to a Deed and/or Bill of Sale, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to the Property and (e) the Basic Term shall commence with respect to the Property.

	3.3.	Construction of Improvements; Lease or Disposition of Property.

	Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.

SECTION 4.  THE CLOSINGS.

	4.1.	Initial Closing Date.

	All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

	4.2.	Initial Closing Date; Property Closing Dates;
Acquisition Advances; Construction Advances.

	The Construction Agent shall deliver to the Lessor and the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is reasonably satisfactory to the Lessor and the Agent, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 9.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Section 5.4.

SECTION 5.  FUNDING OF ADVANCES;
REPORTING REQUIREMENTS ON COMPLETION DATE;
THE LESSEE'S DELIVERY OF NOTICES; CERTAIN
COVENANTS.

	5.1.	General.

	To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) to pay interest on the Loans relating to a Property and to pay the Holder Yield on the Holder Advances relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Rent Commencement Date with respect to such Property, (ii) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements,
(iii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iv) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections
9.1(a) and (b).

	5.2.	Procedures for Funding.

		(a)	The Construction Agent shall designate the date for
Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two (2) Advances may be requested during any calendar month; and provided further, not more than one (1) of such Advances in any calendar month may be based on a Eurodollar
Rate. Not less than (i) three (3) Business Days prior to the Initial Closing Date and (ii) three (3) Business Days prior to the date on which any Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

		(b)	Each Requisition shall:  (i) be irrevocable, (ii)
request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available
Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition. Regardless of whether such is expressly set forth in any Requisition, a Requisition shall be deemed to be submitted at the appropriate time (during the period that the Commitments and the Holder Commitments remain in effect) and in the appropriate amount necessary to pay interest on the Loans and Holder Yield on the Holder Advances.

		(c)	Subject to the satisfaction of the conditions
precedent set forth in Sections 5.3, 5.4 or 5.5, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition, up to an aggregate principal amount equal to the aggregate of the Available
Commitments, (ii) each Holder shall make a Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be three percent (3%) of the balance of the Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs and/or Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance, (y) be used by the Lessor on the date of such Advance to pay interest on the Loans relating to the Property and to pay the Holder Yield on the Holder Advances relating to the Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Rent Commencement Date with respect to such Property, or (z) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable.

		(d)	With respect to an Advance obtained by the Lessor
to pay for Property Costs and/or Transaction Expenses or other costs payable under Section 9.1 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or, if such closing date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

		(e)	All items described in Sections 5.3, 5.4 or 5.5 which
are to be delivered to the Agent or the Lessor shall be delivered to Moore & Van Allen, PLLC, on behalf of the Agent or the Lessor, and such items shall be delivered with originals sufficient for the Lessor, each Holder, each Lender and the Agent.

	5.3.	Conditions to the Holders' and the Lenders' Obligations to Advance
Funds on the Initial Closing Date, for the Acquisition of Property and otherwise.

	The obligations of the Holders to make Holder Advances, and of the Lenders to make Loans to the Lessor, (i) on the Initial Closing Date to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1(a) of this Agreement and (ii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition Advance"), in each case are subject to the satisfaction or waiver of the following conditions precedent on or prior to such date respecting each Property to be acquired or ground leased at such time and all Properties previously acquired or ground leased (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance reasonably satisfactory to the Lessor, the Agent and the Majority Holders):

		(a)	the correctness in all material respects of the
representations and warranties (including without limitation the Incorporated Representations and Warranties) on each such date of the Lessor, the Construction Agent, the Lessee and the Holders contained herein and in each of the other Operative Agreements;

		(b)	the performance in all material respects by the
Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

		(c)	the Lessor shall have received a fully executed
counterpart copy of the Requisition, appropriately completed;

		(d)	title to each such Property shall conform to the
representations and warranties set forth in Section 8.1(c) hereof;

		(e)	the Construction Agent shall have delivered to the
Lessor the Deed with respect to the Land and existing
Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans or Holder
Advances or which have been previously acquired or ground leased with the proceeds of the Loans or Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

		(f)	there shall not have occurred and be continuing any
Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative
Agreements will have occurred after giving effect to the Advance requested by such Requisition;

		(g)	the Construction Agent shall have delivered to the
Lessor title insurance commitments to issue policies respecting each such Property in favor of the Lessor, the Agent and the Holders from a title insurance company acceptable to the Lessor, the Agent and the Majority Holders in their reasonable discretion, with such title exceptions thereto as are acceptable to the Lessor, the Agent and the Majority Holders in their reasonable discretion;

		(h)	the Construction Agent shall have delivered to the
Lessor an environmental site assessment respecting each such Property prepared by an independent recognized professional acceptable to the Lessor, the Agent and the Majority Holders in their reasonable discretion;

		(i)	the Construction Agent shall have delivered to the
Lessor a survey (with a flood hazard certification) respecting each such Property prepared by an independent recognized professional acceptable to the Lessor, the Agent and the Majority Holders in their reasonable discretion;

		(j)	the Construction Agent shall have caused to be
delivered to the Lessor a legal opinion, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located;

		(k)	the Lessor, the Agent and the Majority Holders shall
be satisfied, in their reasonable discretion, that the acquisition, ground leasing and/or holding of each such Property and the execution of the Mortgage Instrument and the other Security
Documents will not materially and adversely affect the rights of the Lessor, the Agent, the Holders or the Lenders under or with respect to the Operative Agreements;

		(l)	the Construction Agent shall have delivered to the
Lessor, respecting each such Property, invoices for, or other reasonably satisfactory evidence of, the various Transaction
Expenses and other fees, expenses and disbursements referenced in Sections 9.1(a) or (b) of this Agreement, as appropriate;

		(m)	the Construction Agent shall have caused to be
delivered to the Agent a Mortgage Instrument (substantially in the form of Exhibit J hereto, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form, and all necessary recording fees, documentary stamp taxes and similar amounts shall have been paid by the Construction Agent (which may be paid with Loans and/or
Holder Advances);

		(n)	the Lessee shall have delivered to the Lessor with
respect to each Property a Lease Supplement and a memorandum
(or short form lease) regarding the Lease and such Lease
Supplement (such memorandum or short form lease to be substantially in the form attached to the Lease as Exhibit B, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

		(o)	with respect to each Acquisition Advance, the sum
of the Available Commitment plus the Available Holder
Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom and to pay interest on the Loans and the Holder Yield on the Holder Advances relating to all Properties to the extent accrued under the Credit Agreement and the Trust Agreement, as the case may be, during the period prior to the Rent Commencement Date with respect to each such Property;

		(p)	if any such Property is subject to a Ground Lease,
the Construction Agent shall have caused a lease memorandum (or short form thereof) to be delivered to the Agent for such Ground
Lease;

		(q)	counsel for the ground lessor of each such Property
subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

		(r)	the Construction Agent shall have delivered to the
Lessor a preliminary Construction Budget for each such Property, if applicable;

		(s)	the Construction Agent shall have provided
evidence to the Lessor of general and excess liability insurance with respect to each such Property as provided in the Lease;

		(t)	subject to Section 5.5 of this Agreement, the
Construction Agent shall have caused an as-built Appraisal regarding each such Property to be provided to the Lessor from an appraiser selected by the Lessor, the Agent and the Majority
Holders;

		(u)	all necessary (or in the reasonable opinion of the
Lessor, the Agent, the Majority Holders, or their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or prior to each such date or by any change in facts or circumstances on or prior to each such date, shall have been obtained or made and be in full force and effect;

		(v)	the Construction Agent shall cause (i) Uniform
Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Lessor) in such jurisdictions as determined by the Lessor, the Agent or the Majority Holders by a nationally recognized search company acceptable to the Lessor, the Agent and the Majority Holders and (ii) the liens referenced in such lien searches which are objectionable to the Lessor, the Agent or the Majority Holders to be either removed or otherwise handled in a manner satisfactory to the Lessor, the Agent and the Majority Holders in their reasonable discretion;

		(w)	all taxes, fees and other charges in connection with
the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor, the Agent and the Majority Holders;

		(x)	all necessary (or in the reasonable opinion of the
Lessor, the Agent, the Majority Holders or their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or prior to the date hereof or by any change in fact or circumstances on or prior to the date hereof, shall have been obtained or made and be in full force and effect;

		(y)	no action or proceeding shall have been instituted,
nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative
Agreement or any transaction contemplated hereby or thereby which, individually or in the aggregate, shall have a Material
Adverse Effect;

		(z)	in the reasonable opinion of the Lessor, the Agent,
the Majority Holders and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines; and

		(aa)	each of the conditions set forth in Section 6.1 shall
have been met to the satisfaction of or waived by the Lessor, the Majority Holders, the Majority Lenders and the Agent.

	5.4.	Conditions to the Holders' and the Lenders' Obligations to Make
Construction Advances for the Ongoing Construction on any Property Prior to the Rent Commencement Date.

	The obligations of the Holders to make Holder Advances, and the Lenders to make Loans, to the Lessor, (i) in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1 of this Agreement in connection therewith) and (ii) to pay the Holder Yield on the Holder Advances relating to a Property and interest regarding the Loans relating to a Property (a "Construction Advance"), in each case regarding such Holder Yield and Interest to the extent accrued and payable under the Trust Agreement or Credit Agreement (as the case may be), during the period prior to the Rent Commencement Date with respect to such Property, are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance reasonably satisfactory to the Agent, the Majority Holders and the Lessor):

		(a)	the correctness in all material respects on such date
of the representations and warranties (including without limitation the Incorporated Representations and Warranties) of the Lessor, the Construction Agent, the Lessee and the Holders contained herein and in each of the other Operative Agreements;

		(b)	the performance in all material respects by the
Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

		(c)	the Lessor shall have received a fully executed
counterpart of the Requisition, appropriately completed;

		(d)	based upon the applicable Construction Budget
which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment
(after deducting the Unfunded Amount) will be sufficient to complete the Improvements;

		(e)	there shall not have occurred and be continuing any
Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative
Agreements will have occurred after giving effect to the Construction Advance requested by such Requisition;

		(f)	the title insurance policy delivered in connection
with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction
Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Lessor, the Agent or the Majority Holders in the exercise of their reasonable discretion;

		(g)	the Construction Agent shall have delivered to the
Lessor copies of the Plans and Specifications for the applicable
Improvements;

		(h)	the Construction Agent shall have delivered to the
Lessor invoices for any Transaction Expenses and other fees, expenses and disbursements referenced in Section 9.1 that are to be paid with the Advance;

		(i)	all consents, licenses, permits, authorizations,
assignments and building permits required as of such date by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of each such Property shall have been obtained and shall be in full force and effect, except to the extent that the failure to so obtain any such item at such time would not, individually or in the aggregate, have a Material Adverse Effect;

		(j)	the Construction Agent shall have delivered, or
caused to be delivered, invoices, Bills of Sale or other documents reasonably acceptable to the Agent, the Majority Holders and the Lessor in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

		(k)	all taxes, fees and other charges in connection with
the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor, the Agent and the Majority Holders;

		(l)	all necessary (or in the reasonable opinion of the
Lessor, the Agent, the Majority Holders or their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or prior to the date hereof or by any change in fact or circumstances on or prior to the date hereof, shall have been obtained or made and be in full force and effect;

		(m)	no action or proceeding shall have been instituted,
nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative
Agreement or any transaction contemplated hereby or thereby which, individually or in the aggregate, shall have a Material
Adverse Effect; and

		(n)	in the reasonable opinion of the Lessor, the Agent,
the Majority Holders and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines.

	5.5.	Additional Reporting and Delivery Requirements on
Completion Date and on Construction Period
Termination Date.

	On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Lessor an Officer's Certificate in the form attached hereto as Exhibit B specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures, (e) all Equipment (if any) that has been acquired with the proceeds of the Loans and Holder
Advances has been installed and is operational and all Improvements have been made in accordance with all applicable Legal Requirements in a good and workmanlike manner in accordance with the Plans and Specifications (except to the extent that any deviation from the Plans and Specifications could not reasonably be expected to impair the value, utility, economic life or operation of such Property) and otherwise in full compliance with the standards and practices of the Construction Agent with respect to equipment, properties and improvements owned by the Construction
Agent and (f) all consents, licenses, permits, authorizations, assignments and building permits required as of such date by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of such Property have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material
Adverse Effect. The Lessor, the Agent and the Majority Holders shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Lessor (unless previously delivered to the Lessor) originals of the following, each of which shall be in form reasonably acceptable to the Lessor, the Agent and the Majority Holders: (v) an as-built survey for such Property, (w) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, (x) a memorandum (or short form) of the Lease and such Lease Supplement (in form suitable for recording), (y) if requested by the Lessor, the Agent or the Majority Holders, amendments to the Lessor Financing Statements executed by the appropriate parties and
(z) an Appraisal regarding such Property provided, however, such an Appraisal shall not be required if, as of such Completion Date, the Agent has previously received Appraisal(s) pursuant to this Section 5.5 for Properties that are then subject to the Lease and that have an aggregate value (as established by such Appraisal(s)) of at least $8,400,000. In addition, on the Completion Date for such Property the Construction
Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 9.1.

	5.6.	The Construction Agent Delivery of Allocation Notice,
Notice Regarding the Holder Construction Property
Cost and Construction Budget Modifications.

	The Construction Agent covenants and agrees to deliver (a) to the Agent each month during the Commitment Period the Allocation Notice referred to in the first sentence of Section 2.3(b) of the Credit Agreement, and a notice specifying the Holder Cost of each Property and (b) to the Agent each month notification of any modification to any Construction
Budget regarding any Property if such modification increases the cost to construct such Property; provided no Construction Budget may be increased unless (x) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (y) after giving effect to any such amendment the Construction Budget remains in compliance with the requirements of
Section 5.4(d) of this Agreement.

	5.7	Equipment Excludes Fork-Lifts.

	To the extent the Construction Agent does not include any fork-lift on any Requisition, the Equipment shall in all cases exclude fork-lifts.

	5.8	Restrictions on Liens.

	On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 8.1(k)(i) and 8.1(k)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Lessor, the Agent and the Majority Holders).

	5.9	Appraisal Requirement Regarding Property Located in
or about Lebanon, Tennessee.

	The provisions of this Section 5.9 shall apply only to the extent the Lessor acquires an interest in a property located in or about Lebanon, Tennessee (the "Lebanon Property") prior to the time the Lessee has delivered an Appraisal (which satisfies the requirements of the Operative Agreements) with respect to the Lebanon Property. Notwithstanding any condition precedent or other provision in any Operative Agreement to the contrary, the Lessee will deliver an Appraisal (in form and substance satisfactory to the Agent, consistent with the requirements for an Appraisal set forth in the Operative Agreements) with respect to the Lebanon
Property on or prior to the date 90 days after the date of Lessor's acquisition thereof. If such Appraisal is not delivered by such date, then the Lessee shall (at the election of the Majority Secured Parties and on a date specified by the Agent) purchase the Lebanon Property for the Termination Value thereof. Concurrent with the purchase by the Lessee, the Lessee shall pay all other amounts then due and owing under the Operative Agreements and all reasonable costs and expenses, if any, incurred by the Lessor, the Agent, the Lenders and/or the Holders in connection with the above described purchase of the Lebanon Property.


SECTION 6.  CONDITIONS OF THE INITIAL CLOSING.

	6.1.	Conditions to the Lessor's and the Holders' Obligations.

	The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness in all material respects on the Initial Closing
Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness in all material respects on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction or waiver by the Lessor and the Majority Holders of all of the following conditions on or prior to the Initial Closing Date (All items described in this Section 6.1 which are stated to be delivered to the Lessor, the Agent, the Lenders or the Holders shall, in fact, be delivered to Moore & Van Allen, PLLC on behalf of each such Party, and such items described to be delivered to the Agent shall be delivered with originals sufficient for the Lessor, each Holder, each Lender and the Agent.):

		(a)	Each of the Operative Agreements to be entered into
on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor and the Holders, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which it shall have received specimens). The Operative
Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in
Section 6.1(c) hereof;

		(b)	All taxes, fees and other charges in connection with
the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor, the Agent and the Majority Holders;

		(c)	Counsel for the Lessee acceptable to the other
parties hereto in their reasonable discretion shall have issued to the Lessor, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to such parties;

		(d)	All necessary (or in the reasonable opinion of the
Lessor, the Agent, the Majority Holders or their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or prior to the date hereof or by any change in fact or circumstances on or prior to the date hereof, shall have been obtained or made and be in full force and effect;

		(e)	No action or proceeding shall have been instituted,
nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative
Agreement or any transaction contemplated hereby or thereby which, individually or in the aggregate, shall have a Material
Adverse Effect;

		(f)	In the reasonable opinion of the Lessor, the Agent,
the Majority Holders and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

		(g)	The Lessor and the Agent shall each have received
an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to such parties stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it;
and (iv) the Lessee has performed and complied with all covenants, agreements and conditions contained herein or in any Operative
Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

		(h)	The Lessor and the Agent shall each have received
(i) a certificate of the Secretary or an Assistant Secretary of the Lessee in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to such parties attaching and certifying as to (1) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party, (2) its certificate of incorporation certified as of a recent date by the Secretary of State of the State of Tennessee and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate (or local equivalent) from the appropriate officer of the State of Tennessee as to its good standing in such state; and

		(i)	As of the Initial Closing Date, there shall not have
occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Lessee from that set forth in the audited financial statements of the Lessee dated December 28, 1996.

	6.2.	Conditions to the Lessee's Obligations.

	The obligation of the Lessee to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the Operative Agreements to which it is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:

		(a)	In the reasonable opinion of the Lessee and its
counsel, the transactions contemplated by the Operative
Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessee to any adverse regulatory prohibitions or constraints;

		(b)	No action or proceeding shall have been instituted
nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental
Authority, to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which, individually or in the aggregate, shall have a Material Adverse
Effect;

		(c)	Each of the Operative Agreements to be entered into
on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and the Lessee shall have received a fully executed copy of each of the Operative
Agreements;

		(d)	The Lessee and the Agent shall have received an
Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to the Lessee, the Agent and the Majority Holders, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

		(e)	The Lessee and the Agent shall have received (i) a
certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the Lessee, the Agent and the Majority Holders, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency; and

		(f)	Counsel for the Lessor acceptable to the other
parties hereto shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit H or in such other form as is reasonably acceptable to such parties.

	6.3.	Conditions to the Obligations of the Agent and the Lenders.

	The obligations of the Agent and the Lenders to consummate the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver each of the Operative Agreements to which any such entity is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein,
(ii)  the satisfaction of conditions precedent set forth in Section 5.3,
(iii) the accuracy and correctness in all material respects on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iv) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date and (v) the receipt by the Agent of the items required to be delivered to the Agent pursuant to this Section 6.

	SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE.

	7.1.	Representations and Warranties of the Holders.

	Effective as of the Initial Closing Date, each Holder severally as to itself, and not jointly, represents and warrants to each of the other parties hereto that:

		(a)	It is duly organized, validly existing and in good
standing under the laws of the jurisdiction of its formation and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

		(b)	The execution, delivery and performance of each
Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of stockholders of, or approval or consent of any trustee or holder of any indebtedness or obligations of, such Holder which have not been obtained, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) contravenes or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any Property, any Equipment or any of the Improvements (other than Liens created by the Operative Agreements) under its certificate of incorporation or other equivalent charter documents, as the case may be, by-laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties is bound or affected or (iv) does or will require any Governmental
Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof or the construction or use of the Properties, the Equipment or the Improvements);

		(c)	Each Operative Agreement to which it is or will be
a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof;

		(d)	There is no action or proceeding pending or, to its
knowledge, threatened against it before any Governmental
Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party;

		(e)	It has not assigned or transferred any of its right,
title or interest in or under the Lease except in accordance with the Operative Agreements;

		(f)	No Default or Event of Default under the Operative
Agreements attributable to it has occurred and is continuing;

		(g)	It is not a "holding company" or a "subsidiary
company" of a "holding company" or an "affiliate" of a "holding company' or a "public utility" within the meaning of the Public
Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.
It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment
Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended;

		(h)	Except as otherwise contemplated by the Operative
Agreements, it shall not, nor shall it direct the Lessor to, use the proceeds of any Loan or Holder Advance for any purpose other than the purchase and/or lease of the Properties, the acquisition and installation of the Equipment, the construction of Improvements, the payment of the Transaction Expenses and the fees, expenses and other disbursements referenced in Section 9.1 of this Agreement and the payment of the interest on the Loans and the Holder Yield on the Holder Advances which accrues prior to the Rent Commencement Date with respect to a particular Property;
and

		(i)	It is acquiring its interest in the Trust Estate for its
own account for investment and not with a view to any distribution
(as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Trust Estate, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any interest in the Property, the Trust Estate or the Lease to the registration requirements of
Section 5 of the Securities Act. No representation or warranty contained in this Section 7.1(i) shall include or cover any action or inaction of the Lessee or any Affiliate thereof whether or not purportedly on behalf of the Holders, the Borrower or any of their Affiliates.

	7.2.	Representations and Warranties of the Borrower.

	Effective as of the Initial Closing Date, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

		(a)	It is a national banking association and is duly
organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative
Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

		(b)	The execution, delivery and performance of each
Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner
Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

		(c)	The Trust Agreement and, assuming the Trust
Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust
Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner
Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

		(d)	There is no action or proceeding pending or, to its
knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

		(e)	It has not assigned or transferred any of its right,
title or interest in or under the Lease or the Agency Agreement except in accordance with the Operative Agreements;

		(f)	No Default of Event of Default under the Operative
Agreements attributable to it has occurred and is continuing;

		(g)	Except as otherwise contemplated in the Operative
Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1(a) and (b) of this Agreement, the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of interest on the Loans and the payment of the Holder Yield on the Holder
Advances, in each case to the extent accrued under the Credit
Agreement or Trust Agreement (as the case may be) during the period prior to the Rent Commencement Date with respect to a particular Property;

		(h)	Neither the Owner Trustee nor any Person
authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of
Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

		(i)	The Owner Trustee's chief place of business, chief
executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

		(j)	The Owner Trustee is not engaged principally in,
and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States; and

		(k)	The Owner Trustee is not an "investment company"
or a company controlled by an "investment company" within the meaning of the Investment Company Act.

	7.3.	Representations and Warranties of the Construction
Agent and the Lessee.

	Effective as of the Initial Closing Date the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

		(a)	The Incorporated Representations and Warranties
are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Sections 4.3 and 4.4 of the Lessee Credit Agreement;

		(b)	The execution and delivery by each of the
Construction Agent and the Lessee of this Agreement and the other Operative Agreements and the performance by each of the Construction Agent and the Lessee of its respective obligations under this Agreement and the other Operative Agreements are within the corporate powers of each of the Construction Agent and the Lessee, have been duly authorized by all necessary corporate action on the part of each of the Construction Agent and the Lessee (including without limitation any necessary shareholder action), have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on the Construction Agent, the Lessee or any of their Subsidiaries,
(ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of any of the Construction Agent, the Lessee or any of their Subsidiaries or of any material agreement, indenture, instrument or other document which is binding on any of the Construction Agent, the Lessee or any of their Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any of the Construction Agent, the Lessee or any of their Subsidiaries;

		(c)	This Agreement is, and upon the execution and
delivery thereof the other Operative Agreements will be, the legal, valid and binding obligation of each of the Construction Agent and the Lessee, enforceable against each of the Construction Agent and the Lessee in accordance with their terms. The Construction Agent and the Lessee have each executed the various Operative
Agreements required to be executed as of the Initial Closing Date;

		(d)	Except as described in Exhibit I, there are no
material actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any Governmental Authority, that concern any Property or the Lessee's interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party;

		(e)	No Governmental Action by any Governmental
Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement or (iii) the acquisition, ownership, construction or operation of the Properties, in each case, except those which have been obtained;

		(f)	Upon the execution and delivery of each Lease
Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

		(g)	Except as otherwise contemplated by the Operative
Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase of the Properties, the acquisition and installation of the Equipment, the payment of the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 9.1(a) and (b), the construction of Improvements and the testing thereof and the payment of interest on the Loans and Holder
Yield on the Holder Advances, in each case which accrue prior to the Rent Commencement Date with respect to the Properties;

		(h)	All information heretofore or contemporaneously
herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading; and

		(i)	The chief place of business, chief executive office
and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative
Agreement are kept are located at 6800 Paragon Place, Suite 500,
Richmond, Virginia  23230.

	7.4.	Representations and Warranties of the Agent.

	Effective as of the Initial Closing Date, the Agent represents and warrants to each of the other parties hereto that:

		(a)	It is a national banking association duly organized
and validly existing under the laws of the United States of America and has the full power and authority to enter into and perform its obligations under this Agreement and each other Operative
Agreement to which it is or will be a party;

		(b)	This Agreement and each other Operative
Agreement to which it is a party have been, or when executed and delivered will be, duly authorized by all necessary corporate action on the part of the Agent and have been, or on such Closing Date will have been, duly executed and delivered by the Agent and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or upon execution and delivery thereof will be, legal, valid and binding obligations of the Agent, enforceable against it in accordance with their respective terms;

		(c)	The execution, delivery and performance by the
Agent of this Agreement and each other Operative Agreement to which it is or will be a party do not, and will not contravene the articles of association or by-laws or other charter documents of the Agent or any applicable Law of the State of North Carolina or of the United States of America governing its activities and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument of which it is a party or by which it or its properties are bound, or require any consent or approval of any Governmental Authority under any applicable law, rule or regulation of the State of North Carolina or any federal law, rule or regulation of the United States of America governing its activities; and

		(d)	Except as otherwise contemplated by the Operative
Agreements, the Agent shall not, nor shall it direct the Lessor to, use the proceeds of any Loan or Holder Advance, as the case may be, for any purpose other than the purchase of the Properties, the acquisition, installation and testing of Equipment, the payment of the Transaction Expenses, the construction and testing of Improvements and, during the period prior to the Rent
Commencement Date with respect to a particular Property, (i) the payment of interest on the Loans (respecting proceeds from Loans) and (ii) the payment of yield on the Holder Advances (respecting proceeds from Holder Advances).

SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.

	8.1.	Representations and Warranties on Property Closing
Dates.

	The Construction Agent and the Lessee hereby represent and warrant as of each Property Closing Date as follows (which representations and warranties shall continue until satisfaction of all obligations of the Lessee and the Construction Agent under the Operative Agreements):

		(a)	The representations and warranties of the
Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects on and as of such Property Closing Date as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement.
No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing
Date;

		(b)	The Properties to be acquired or leased pursuant to a
Ground Lease are being acquired or ground leased at a price that is not in excess of fair market value or fair market rental value, as the case may be, and such Properties consist of (i) unimproved Land, or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each of the Properties is located at the location set forth on the applicable
Requisition, each of which is in one (1) of the Approved States;

		(c)	Upon the acquisition of each Property on such
Property Closing Date, and at all times thereafter, the Lessor will have good and marketable fee simple title to such Property, or, if such Property is the subject of a Ground Lease, the Lessor will have a leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 8.1(k) (i) and 8.1(k) (ii) on such Property Closing Date and (ii) subject to Section 5.8, Permitted Liens after the applicable Property Closing Date;

		(d)	The execution and delivery of each Operative
Agreement delivered by the Construction Agent and/or the Lessee on such Property Closing Date and the performance of the obligations of the Construction Agent and the Lessee under each Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent or the Lessee, as applicable;

		(e)	Each Operative Agreement delivered on such
Property Closing Date by the Construction Agent and/or the Lessee has been duly executed and delivered by the Construction Agent and/or the Lessee;

		(f)	Each Operative Agreement delivered by the
Construction Agent and/or the Lessee on such Property Closing Date is a legal, valid and binding obligation of the Construction Agent or the Lessee, as applicable, enforceable against the Construction Agent or the Lessee, as applicable, in accordance with its respective terms;

		(g)	No portion of any Property being acquired by the
Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

		(h)	The Construction Agent has obtained insurance
coverage for each Property being acquired by the Lessor on such Property Closing Date which meet the requirements of the Lease and all of such coverage is in full force and effect;

		(i)	Each Property being acquired or ground leased by
the Lessor on such Property Closing Date complies with all Legal
Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect;

		(j)	All utility services and facilities necessary for the
construction and operation of the Improvements and the installation and operation of the Equipment existing on, or to be constructed after, such Property Closing Date (including without limitation gas, electrical, water and sewage services and facilities) are available at the Land upon which such Improvements exist or will be constructed prior to the Completion Date for such Property;

	(k)	(i) The Security Documents create, as security for
the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section
5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Lessor, the Agent, and the Majority Holders. Upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security
Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements.

		(ii)	The Lease Agreement creates, as security for
the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, the particular Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Lessor, the Agent, and the Majority Holders. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee (to the extent such Property is subject to a Ground Lease), the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the particular Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

		(l)	All necessary (or in the reasonable opinion of the
Agent, the Majority Holders, the Lessor or any of their respective counsel, advisable) Governmental Action, in each case required by any Law enacted, imposed or adopted on or prior to the date thereof or by any change in facts or circumstances on or prior to the date thereof, shall have been obtained or made and be in full force and effect; and

		(m)	In the aggregate on the Rent Commencement Date
therefor, each particular Property and the property subject to the corresponding Ground Lease, if any, shall constitute (and for the duration of the Term shall continue to constitute) all of the equipment (subject to Section 5.7, excluding fork-lifts), facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control such Property for its originally intended purpose in a commercially reasonable manner. Furthermore, on the Rent Commencement Date therefor each particular Property and the property subject to the corresponding Ground Lease, if any, shall be capable of operating on an independent, stand alone basis.

	8.2.	Representations and Warranties Upon Initial Construction Advances.

	The Construction Agent and the Lessee hereby represent and warrant as of each date on which an Initial Construction Advance is made as follows:

		(a)	The representations and warranties of the
Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects on and as of the date of such Initial Construction Advance as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;

		(b)	The Lessor has good and marketable fee simple title
to each Property, or, if such Property is the subject of a Ground
Lease, the Lessor has a leasehold interest enforceable against the ground lessor in accordance with the terms of such Ground Lease, subject only to Permitted Liens;

		(c)	[Intentionally Omitted]

		(d)	All consents, licenses, permits, authorizations,
assignments and building permits required as of the date on which such Advance is made by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of each Property with respect to which an Advance is being made have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material
Adverse Effect;

		(e)	The Construction Agent has obtained insurance
covering the Property which is the subject of such Advance which meets the requirements of Section 2.6(g) of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;

		(f)	The Improvements which are the subject of the
Advance, as improved in accordance with the Plans and Specifications, will comply as of the applicable Completion Date with all Legal Requirements and Insurance Requirements
(including without limitation all zoning and land use laws and Environmental Laws), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including without limitation all applicable
Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse
Effect, and upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not encroach in any manner onto any adjoining land (except as permitted by express written easements), such Improvements shall not be subject to any Lien except Permitted Liens and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply as of the applicable Completion Date in all respects with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material
Adverse Effect. Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no defects to such Improvements including without limitation the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including without limitation any that may be required under applicable Environmental Laws), except to the extent that such defect or failure to obtain any such permit would not, individually or in the aggregate, have a Material Adverse
Effect. There is no action, suit or proceeding (including without limitation any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Construction Agent, overtly threatened which materially and adversely affects the title to, or the use, operation or value of, such Properties. No fire or other casualty with respect to such Properties has occurred which fire or other casualty has had, individually or in the aggregate, a Material Adverse Effect. All utilities serving the related Properties, or proposed to serve the related Properties in accordance with the Plans and Specifications, are located in (and in the future will be located in) and vehicular access to such Improvements is provided by (or will be provided by), either public rights-of-way abutting the related Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including without limitation building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including without limitation proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying such Improvements during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable
Equipment which such Improvements support for the purposes for which they were intended have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such installation and construction or use and operation, as applicable;

		(g)	The Advance is secured by the Liens of the Security
Agreement and the Mortgage Instruments, and there have been no Liens against the applicable Equipment or the Improvements or any other portion of the applicable Property since the filing of the UCC Financing Statements and such Mortgage Instruments (to the extent the Agent caused such items to be filed in connection with the applicable Property Closing Date) other than Permitted Liens;
and

		(h)	All conditions precedent contained in this
Agreement and in the other Operative Agreements relating to the initial Advance to the Construction Agent of funds have been substantially satisfied.



	8.3.	Representations and Warranties Upon the Date of Each Construction
Advance That Is Not An Initial Construction Advance.

	The Construction Agent and the Lessee hereby represent and warrant as of each date on which a Construction Advance is made, when such Advance is not an Initial Construction Advance, as follows:

		(a)	The representations and warranties of the
Construction Agent and the Lessee set forth in the Operative Agreements (including without limitation the representations and warranties set forth in Section 8.2) are true and correct in all material respects on and as of the date of such Construction Advance as if made on and as of such date. The Construction
Agent and the Lessee are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;

		(b)	Acquisition, installation and testing of the
Equipment and construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Legal Requirements, except to the extent noncompliance with any Legal Requirements would not, individually or in the aggregate, have a Material Adverse Effect;

		(c)	All consents, licenses, permits, authorizations,
assignments and building permits required as of the date on which such Advance is made by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, installation, testing, ownership, construction, completion, occupancy, operation, leasing or subleasing of each Property have been obtained and are in full force and effect except to the extent the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

		(d)	When completed, the Equipment and the
Improvements shall be wholly within any building restriction lines and otherwise in compliance with all Insurance Requirements and applicable Legal Requirements (unless consented to by applicable Government Authorities or where failure to comply would not have a Material Adverse Effect), however established; and

		(e)	The Advance is secured by the Liens of the Security
Agreement and the Mortgage Instruments, and there have been no Liens against the applicable Equipment or the Improvements or any other portion of the applicable Property since the filing of the UCC Financing Statements and such Mortgage Instruments other than Permitted Liens.

	The Construction Agent and the Lessee further acknowledge that upon the acceptance and use of the funds by the Construction Agent or the Lessee, as the case may be, on behalf of the Lessor that all such representations and warranties remain true and correct on the date of such Advance and that all consents and approvals have been obtained prior to the date of such Advance.

SECTION 9.  PAYMENT OF CERTAIN EXPENSES.

	9.1.	Transaction Expenses.

		(a)	The Lessor agrees on the Initial Closing Date, to
pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 9.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment;
provided, further, in connection with the negotiation, preparation, execution and delivery of the Operative Agreements on or prior to the Initial Closing Date, the Lessor shall not be obligated to pay any fees of Moore and Van Allen, PLLC in excess of $65,000. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 9.1(a) to the extent not paid by the Lessor.

		(b)	Assuming no Default or Event of Default shall have
occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property
Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction
Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections
5.3, 5.4, 5.5 and/or 5.6 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 9.3(a) or (b) and all fees referenced in Sections 9.3 or 9.4; provided, however, the Lessor shall pay such amounts described in this Section 9.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property
Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make
Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(b).
The Lessee agrees to timely pay all amounts referred to in this
Section 9.1(b) to the extent not paid by the Lessor.

	9.2.	Brokers' Fees and Stamp Taxes.

	The Lessee agrees to pay or cause to be paid any brokers' fees and any and all stamp, transfer, general intangible and other similar taxes, fees and excises, if any, including without limitation any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

	9.3.	Certain Fees and Expenses.

	The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner
Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments or supplements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessor, the Lenders, the Holders, the Construction Agent, the Lessee, or the Agent, (c) all reasonable costs and expenses incurred by the Lessor, the Holders, the Lenders or the Agent in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Construction Agent and/or the Lessee and (d) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Majority Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

	9.4.	Unused Fee.

	During the Commitment Period, the Lessee agrees to pay to the Agent for the account of (a) the Lenders, respectively, an unused fee (the "Lender Unused Fee") equal to the product of the average daily Available Commitment of each Lender during the Commitment Period multiplied by a rate of .125% per annum and (b) the Holders, respectively, an unused fee (the "Holder Unused Fee") equal to the product of the average daily unfunded portion of the Holder Commitment of each Holder during the Commitment Period multiplied by a rate of .125% per annum. Such
Unused Fees shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable quarterly in arrears on each Unused Fee Payment Date. If all or a portion of any such Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of Holder Yield, the ABR plus the Applicable Percentage for Eurodollar Holder Advances) plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

SECTION 10.  OTHER COVENANTS AND AGREEMENTS.

	10.1.	Cooperation with the Construction Agent or the Lessee.

	The Holders, the Lessor (at the direction of the Majority Holders) and the Agent shall, to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof), at the Construction Agent's or the Lessee's expense cooperate with the Construction Agent or the Lessee in connection with its covenants contained herein including without limitation at any time and from time to time, upon the request of the Construction Agent or the Lessee to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request in order to perform such covenants.

	10.2.	Covenants of the Owner Trustee and the Holders.

	Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

		(a)	Neither the Owner Trustee (in its trust capacity or in
its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor
Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Documents or involve any material danger of impairment of the Liens of the Security
Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

		(b)	Without prejudice to any right under the Trust
Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

		(c)	The Owner Trustee or any successor may resign or
be removed by the Holders as the Owner Trustee, a successor
Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed;

		(d)	The Owner Trustee, in its capacity as the Owner
Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

		(e)	The Holders will not instruct the Owner Trustee to
take any action in violation of the terms of any Operative
Agreement;

		(f)	Neither any Holder nor the Owner Trustee shall (i)
commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

		(g)	The Owner Trustee shall give prompt notice to the
Lessee, the Holders and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main
Street, Salt Lake City, Utah 84111, or if it shall change its name;
and

		(h)	The Owner Trustee (i) shall take such actions and
shall refrain from taking such actions with respect to the Operative Agreements and/or relating to any Property and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (upon the direction of the Majority Secured Parties) or, in connection with Section 10.5 hereof, the Lessee; and (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements and/or any matters relating to any Property without first obtaining the prior written consent of the Agent (upon the direction of the Majority Secured Parties); provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that, with respect to all matters under the Operative Agreements that require the consent and/or concurrence of all of the Lenders pursuant to the terms of Section
9.1 of the Credit Agreement (the "Unanimous Vote Matters"), neither the Owner Trustee nor the Agent shall act or refrain from acting with respect to any Unanimous Vote Matter until such party has received the approval of each Lender and each Holder with respect thereto.

	10.3.	The Lessee Covenants, Consent and Acknowledgment.

		(a)	The Lessee acknowledges and agrees that the
Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create
Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each of the Construction Agent and the Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

		(b)	The Lessor hereby instructs the Lessee, and the
Lessee hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage
Instruments have been released (i) any and all Rent (excluding
Excepted Payments which shall be payable to each Holder or other
Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 10.7 hereof and (ii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which is delivered, or is required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent.

		(c)	The Lessee shall not consent to or permit any
amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent and, to the extent required by Sections 10.2(h) and 10.6 hereof, each of the Holders and the Lenders or the Majority Secured Parties, as the case may be. The Lessee acknowledges that the actions of the Owner
Trustee are subject to the consent of the Agent as set forth in
Section 10.2(h).

		(d)	The Lessee hereby covenants and agrees to cause an
Appraisal or reappraisal (in form and substance reasonably satisfactory to the Agent and the Majority Holders and from an appraiser selected by the Agent and the Majority Holders) to be issued respecting any Property as requested by the Agent and/or the Majority Holders from time to time but no more frequently than once every three (3) years; provided, notwithstanding the foregoing, the Lessee agrees to cause such Appraisals or reappraisals to be issued as requested by the Agent and/or the Majority Holders from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

		(e)	The Lessee hereby covenants and agrees that,
except for amounts payable as Basic Rent and as otherwise expressly specified in the Operative Agreements, any and all payment obligations owing from time to time under the Operative Agreements to the Agent, any Lender, any Holder or any other
Person shall (without further action) be deemed to be (i) obligations payable by the Construction Agent prior to the Rent Commencement Date for any Property and (ii) Supplemental Rent obligations payable by the Lessee after the commencement of the Basic Term for any Property. Without limitation, such obligations of the Lessee and the Construction Agent shall include arrangement fees, administrative fees, participation fees, commitment fees, unused fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

		(f)	At any time the Lessor or the Agent is entitled
under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

		(g)	The Lessee hereby covenants and agrees that
Equipment respecting any individual parcel of Property shall at no time constitute in excess of ten percent (10%) of the aggregate Advances respecting such parcel of Property funded at such time under the Operative Agreements.

		(h)	The Lessee hereby covenants and agrees that as of
Completion (i) the Property Cost for each individual parcel of the Property shall be (A) no less than $4,000,000 and (B) no more than $32,000,000 and (ii) each parcel of the Property shall be a Permitted Facility.

		(i)	The Lessee hereby covenants and agrees that it shall
give prompt notice to the Agent if the Lessee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 6800 Paragon Place, Suite
500, Richmond, Virginia  23230 or if it shall change its name.

	(j)	The Lessee hereby covenants and agrees that the
aggregate Property Cost of Properties purchased by the Lessee pursuant to its Purchase Option prior to the Expiration Date shall not exceed ten percent (10%) of the aggregate Property Cost for all Properties funded during the Commitment Period.

	(k)	The Lessee shall, on or before the first day of each
fiscal quarter of the Lessee, furnish to the Agent a written notice setting forth the Lessee's calculation, in reasonable detail, of the ratio of Funded Indebtedness to Consolidated Total Capital for the immediately preceding fiscal quarter of the Lessee.

	10.4.	Sharing of Certain Payments.

	Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in
Section 10.3 hereof. The Holders, the Agent, the Lenders and the Lessee acknowledge the terms of Section 10.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 10.7 of this Agreement.

	10.5.	Grant of Easements, etc.

	The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents;
provided, that each of the agreements referred to in this Section 10.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

	10.6.	Appointment by the Agent, the Lenders, the Holders and the Owner
Trustee.

	The Holders hereby (a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security
Documents to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority
Secured Parties or, pursuant to Section 10.2(h), all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 10.7 of this Agreement. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (including without limitation with regard to Allocated Interest and Allocated Return) and to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent and the Owner Trustee shall agree from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The Agent further agrees to forward copies of all material notices, documents and other items received by the Agent under the Operative Agreements to each Lender, each Holder and the Lessor (materiality to be determined by the Agent, in its reasonable discretion). The parties hereto hereby agree to the provisions contained in this Section 10.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 10.6.

	10.7.	Collection and Allocation of Payments and Other Amounts.

		(a)	The Lessee and the Construction Agent have agreed
pursuant to the terms of this Participation Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 10.7, such amounts received from the Lessee or the Construction Agent and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security
Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security
Documents or any of the other Operative Agreements.

		(b)	Payments and other amounts received by the Agent
from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

		(i)	Any such payment or amount identified as
or deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and second, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by
Section 10.7(b)(iv). The Agent shall distribute to (x) the Lenders, ratably based on their respective Commitments, all proceeds of Interest Payment Loans which shall be applied and allocated to the interest on the Loans due and payable prior to the Rent Commencement Date and (y) the Holders, based on their respective Holder Commitments, all proceeds of Holder Advances made with respect to the aggregate amount of Holder Yield on the Holder Advances prior to the Rent Commencement Date.

		(ii)	If on any date the Agent or the Lessor shall
receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or
(B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders, such amount computed (x) in the case of the Loans, based on the ratio of the Loans to the aggregate Property Cost and (y) in the case of the Holder Advances, based on the ratio of the Holder
Advances to the aggregate Property Cost or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 10.7(b)(ii)(A) - (D) in accordance with Section 10.7(b)(iii) hereof.

		(iii)	Subject to Section 10.7(c), an amount equal
to any payment identified as proceeds of the sale (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security
Documents or otherwise, the execution of remedies set forth in Section 17.6 of the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B
Loans then outstanding, second, ratably to the payment to the Holders of an amount not to exceed the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding
Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A
Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Owner Trustee and the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders based on the ratio of the outstanding principal balance of the Loans and the outstanding Holder Advances to the aggregate of such outstanding amounts of the Loans and the Holder Advances.

		(iv)	Subject to Section 10.7(c), an amount equal
to (A) any such payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by
Section 10.7(b)(i) or (iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties), shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder
Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative
Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Owner Trustee and the Holders shall determine.

		(v)	An amount equal to any such payment
identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 10.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 10.7(b)(iv).

		(vi)	The Agent in its reasonable judgment shall
identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

		(c)	Upon the termination of the Commitments and the
payment in full of the Loans and all other amounts owing by the Owner Trustee hereunder or under any other Credit Document and the payment in full of all amounts owing to the Holders and the Owner Trustee under the Trust Agreement, any moneys remaining with the Agent shall be returned to the Owner Trustee or such other Person or Persons as the Owner Trustee may designate. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 10.7(b) above, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest therein, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

	10.8.	Release of Properties, etc.

	If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

SECTION 11.  CREDIT AGREEMENT AND TRUST AGREEMENT.

	11.1.	The Construction Agent's and the Lessee's Credit Agreement Rights.

	Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

		(a)	the right and obligation (as more specifically
provided in Section 5.6 hereof) to designate the portion of the Loans on which interest is due and payable for purposes of the definition of "Allocated Interest";

		(b)	the right (i) to give the notice referred to in Section
2.3 of the Credit Agreement, (ii) to designate the account to which a borrowing under the Credit Agreement is to be credited pursuant to Section 2.3 of the Credit Agreement and (iii) to provide the Allocation Notice;

		(c)	the right to terminate or reduce the Commitments
pursuant to Section 2.5(a) of the Credit Agreement;

		(d)	the right to exercise the conversion and continuation
options pursuant to Section 2.7 of the Credit Agreement;

		(e)	the right to receive any certificate issued pursuant to
Section 2.11(a) of the Credit Agreement;

		(f)	the right to receive any certificate issued pursuant to
Section 2.11(b) of the Credit Agreement;

		(g)	the right to receive any payment from a Lender
pursuant to Section 2.13(c) of the Credit Agreement;

		(h)	the right to receive any notice and any certificate, in
each case issued pursuant to Section 2.14(a) of the Credit
Agreement;

		(i)	the right to replace any Lender pursuant to Section
2.14(b) of the Credit Agreement;

		(j)	the right to approve any successor agent pursuant to
Section 7.9 of the Credit Agreement;

		(k)	the right to consent to any assignment by a Lender
to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement; and

		(l)	without limiting the foregoing clauses (a) through
(k), and in addition thereto, provided, that no Event of Default then exists, the Construction Agent or the Lessee, as the case may be, shall have the right to exercise any other right of the Owner
Trustee under the Credit Agreement upon not less than five (5)
Business Days' prior written notice from the Construction Agent or the Lessee, as the case may be, to the Owner Trustee and the Agent.

	11.2.	The Construction Agent's and the Lessee's Trust Agreement Rights.

	Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

		(a)	the right and the obligation (as more specifically
provided in Section 5.6 hereof) to designate the portion of the Holder Advances on which Holder Yield is due and payable for purposes of the definition of Allocated Return in Section 3.1(c) of the Trust Agreement;

		(b)	the right to exercise the conversion and continuation
options pursuant to Section 3.8 of the Trust Agreement and the removal options contained in Section 3.11(c) of the Trust
Agreement;

		(c)	no removal of the Owner Trustee and appointment
of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Construction Agent or the Lessee, as the case may be; and

		(d)	the Holders and the Owner Trustee shall not amend,
supplement or otherwise modify any provision of the Trust
Agreement in such a manner as to adversely affect the rights of the Construction Agent or the Lessee, as the case may be, without the prior written consent (not to be unreasonably withheld or delayed) of the Construction Agent or the Lessee, as the case may be.

SECTION 12.  TRANSFER OF INTEREST.

	12.1.	Restrictions on Transfer.

	Each Lender may assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with
Section 9.8 of the Credit Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed). The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative
Documents and to the Lien of the applicable Security Documents but only with the prior written consent of the Majority Lenders and the Majority
Holders (which consent may be withheld by the Majority Lenders and/or the Majority Holders in their sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement, this Agreement
(including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease.

	12.2.	Effect of Transfer.

	From and after any transfer effected in accordance with this
Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Holder shall remain liable hereunder and under such other documents to the extent that the transferee Holder shall not have assumed the obligations of the transferor Holder thereunder. Upon any transfer by the Owner Trustee, the Lessor, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Lessor, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Lessor", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

SECTION 13.  INDEMNIFICATION.

	13.1.	General Indemnity.

	Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person (by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person)) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of
(a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative
Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreement; (f) the transactions contemplated hereby or by any other Operative
Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort.

	If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person
(including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity
Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

	If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof,
(2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or
(4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

	The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified
Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this
Section 13.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

	Notwithstanding the foregoing provisions of this Section 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider (in its initial notice of the Claim) that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified
Person (or an Affiliate thereof), the amount of the potential indemnity
(taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.1) exceeds $10,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified
Person an opinion of independent counsel selected by the Indemnified
Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and
(F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name
(or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this
Section 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified
Person will prevail in such contest.

	13.2.	General Tax Indemnity.

		(a)	The Indemnity Provider shall pay and assume
liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

		(b)	Notwithstanding anything to the contrary in Section
13.2(a) hereof, the following shall be excluded from the indemnity required by Section 13.2(a):

			(i)	Taxes (other than Taxes that are, or are in
the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person
(other than the Lessor) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

			(ii)	Taxes (other than Taxes that are, or are in
the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person
(other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income
(including, without limitation, taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and such jurisdiction;
provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

			(iii)	any Tax to the extent it relates to any act,
event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

			(iv)	any Taxes which are imposed on an
Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

	(c)	(i)	Subject to the terms of Section 13.2(f), the
Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

			(ii)	In the case of Impositions for which no
contest is conducted pursuant to Section 13.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity
Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other evidence reasonably satisfactory to the Indemnity Provider. In the case of Impositions for which a contest is conducted pursuant to Section 13.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(f).

			(iii)	At the Indemnity Provider's request, the
amount of any indemnification payment by the Indemnity
Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

		(d)	The Indemnity Provider shall be responsible for
preparing and filing any real and personal property or ad valorem tax returns in respect of each Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person
(and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

		(e)	As between the Indemnity Provider on one (1) hand,
and the Lessor or the Agent, any Lender or any Holder on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless the Lessor, the Agent, each Lender and each Holder (without duplication of any indemnification required by subsection (a)) on an After Tax
Basis against, any obligation for United States or foreign withholding taxes imposed in respect of the interest payable on the Notes or with respect to Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or any Holder receives a demand for such payment from any taxing authority, the Indemnity Provider shall discharge such demand on behalf of the Lessor, the Agent, such Lender or such Holder); provided, however, that the right of any Lender to make a claim for indemnification under this Section
13.2(e) is subject to the compliance by such Lender with the requirements of Section 2.13 of the Credit Agreement.

	(f)	(i)	If a written Claim is made against any
Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

			(ii)	If, within thirty (30) days of receipt of such
notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity
Provider is required by law or regulation for the Indemnified Person to commence such contest), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity
Provider, in good faith conduct and control such contest
(including without limitation by pursuit of appeals) relating to the validity, applicability or amount of such Impositions
(provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person that is not covered by the indemnities provided by the Indemnity Provider, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider (and the Indemnity
Provider shall be obligated) to conduct and control such contest and (B) in the case of any contest, the Indemnified
Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified
Person, such consent not to be unreasonably withheld;
provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

			(iii)	The party controlling the contest of any
Imposition shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest;
provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity
Provider that otherwise would be payable in respect of such Claim (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity
Provider pursuant to this Section 13.2 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

			(iv)	Notwithstanding the foregoing provisions of
this Section 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Impositions in its own name or that of the Indemnified Person unless (A) the Indemnity
Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including without limitation all reasonable legal, accounting and investigatory fees and disbursements, and, if the Indemnified Person has informed the Indemnity Provider (in its initial notice of the Imposition) that it intends to contest such Imposition
(whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Imposition is an indemnifiable
Imposition hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity
(taking into account all similar or logically related Claims that have been or could be raised in any audit involving such Indemnified Person for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.2) exceeds $10,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay
(with no additional net after-tax cost to such Indemnified
Person), (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal or an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Default or Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified
Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

SECTION 14.  MISCELLANEOUS.

	14.1.	Survival of Agreements.

	The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

	14.2.	No Broker, etc.

	Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

	14.3.	Notices.

	All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

		If to the Construction Agent or the Lessee, to such entity at the following address:

			Performance Food Group Company
			6800 Paragon Place, Suite 500
			Richmond, Virginia  23230
			Attention:  Roger L. Boeve,
  	Chief Financial Officer
			Telephone:  (804) 285-5365
			Telecopy:  (804) 285-5360

		If to the Owner Trustee, to it at the following address:

			First Security Bank, National Association
			79 South Main Street
			Salt Lake City, Utah 84111
			Attention:  Val T. Orton,
  	Vice President
			Telephone:  (801) 246-5300
			Telecopy:  (801) 246-5053

		If to the Holders, to each such Holder at the address set forth for such Holder on the signature page of the Trust
Agreement.

		If to the Agent, to it at the following address:

			First Union National Bank
			c/o First Union Capital Markets Group
			DC-6
			301 South College Street
			Charlotte, North Carolina  28288-0166
			Attention:   Mr. Peter M. Budko,
 	 Director-Real Estate Capital Markets
			Telephone:  (704) 383-1949
			Telecopy:  (704) 383-6205

		If to any Lender, to it at the address set forth for such Lender in Schedule 1.1 of the Credit Agreement.

		From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

	14.4.	Counterparts.

	This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

	14.5.	Amendments and Termination.

	No Operative Agreement may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the parties to such Operative Agreement and, subject to Article VIII of the Trust Agreement regarding termination of the Trust
Agreement, the Majority Secured Parties (to the extent their consent is not otherwise required). In addition, (a) the Unanimous Vote Matters shall require the consent of each Lender and each Holder and (b) any provision of any Operative Agreement incorporated by reference or otherwise referenced in a second Operative Agreement shall remain, respecting such second Operative Agreement, in its original form without regard to any such termination, amendment, supplement, waiver or modification in the first Operative Agreement except if such has been agreed to by an instrument in writing signed by the parties to such second Operative Agreement.

	14.6.	Headings, etc.

	The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

	14.7.	Parties in Interest.

	Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

	14.8.	GOVERNING LAW; WAIVERS OF JURY TRIAL; SUBMISSION TO JURISDICTION;
VENUE; ARBITRATION.

		(a)	THIS AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH
CAROLINA.  Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the
State of North Carolina in Mecklenburg County or of the United
States for the Western District of North Carolina, and, by
execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section
14.3, such service to become effective three (3) days after such mailing.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence
legal proceedings or to otherwise proceed against any party in any other jurisdiction.

		(b)	EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE
FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE
AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

		(c)	Each of the parties to this Agreement hereby
irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

		(d)	Notwithstanding the provisions of Section 14.8(a)
to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or other Operative Agreement ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from agreements executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

		Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and
Title 9 of the United States Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

		Notwithstanding the immediately preceding binding arbitration provisions, the parties to this Agreement agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders and the Holders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders and the Holders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Operative Agreement or under applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

		The parties hereto agree that they shall not have a remedy of special, punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

		By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

	14.9.	Severability.

	Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	14.10.	Liability Limited.

		(a)	The Lenders, the Agent, the Lessee, the Owner
Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

		(b)	Anything to the contrary contained in this
Agreement, the Credit Agreement, the Notes or in any other
Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative
Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted
Payments) and the Lessee (with respect to the Lessee's obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from the Lessee that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 14.10(b)).

	14.11.	Rights of the Lessee.

	Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit
Agreement and the Security Documents and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Instruments and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

	14.12.	Further Assurances.

	The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

	14.13.	Calculations under Operative Agreements.

	The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

	14.14.	Confidentiality.

	Each of the Owner Trustee, the Holders, the Agent and the Lenders severally hereby agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Lessee or its Subsidiaries which is provided to it by the Lessee or its Subsidiaries and which an officer of the Lessee or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

		(a)	to the extent such information is public when
received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

		(b)	to the extent such information is lawfully and
independently obtained from a source other than the Lessee or any of its Subsidiaries and such Person neither knows or has reason to know that such information from such source is subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

		(c)	to counsel, auditors, accountants or agents retained
by any such Person or any Affiliates of any such Person provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including without limitation examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;

		(d)	in connection with any litigation or the enforcement
or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;

		(e)	to the extent required by any applicable statute, rule
or regulation or court order (including without limitation by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person;
provided, however, that such Person at the Lessee's cost and expense shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

		(f)	the Agent may disclose such information to the
Lenders and the Holders; or

		(g)	to the extent disclosure to other financial
institutions or other Persons is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement and/or any Note to such other financial institutions or (ii) assignment by any Holder of interests in the Trust Agreement to another Person; so long as such financial institution or other Person first agrees in writing to hold such information in confidence in accordance with the foregoing provisions of this Section 14.14.

[signature pages follow]




	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


PERFORMANCE FOOD
GROUP COMPANY, as the
Construction Agent and as
the Lessee


By: /s/ Roger L. Boeve
Name: Roger L. Boeve
Title: 	Exec. VP/CFO



FIRST SECURITY BANK,
NATIONAL
ASSOCIATION, not
individually, except as
expressly stated herein, but
solely as the Owner Trustee
under the PFG Real Estate
Trust 1997-1


By: /s/Nancy M. Dahl
Name: 	Nancy M. Dahl
Title: 	VP.



FIRST UNION NATIONAL
BANK, as a Holder, as a
Lender and as the Agent


By: 	/s/Bonnie Banks
Name: 	Bonnie Banks
Title: 	VP.



SUNTRUST BANK,
ATLANTA, as a Holder and
as a Lender

						By: /s/ Frank R. Callison
						Name: Frank R. Callison
						Title: VP.
						By: /s/ Jarrett A. White III
						Name: 	Jarrette A. White III
						Title: GVP/Group Manager


BANK OF TOKYO-
MITSUBISHI TRUST
COMPANY, as a Lender

						By: /s/Cathrine Moser
						Name: 	Cathrine Moser
						Title:   Asst. VP.


	HIBERNIA NATIONAL
	BANK, as a Lender

						By: /s/ Stephanie M. Freeman
						Name: Stephanie M. Freeman
  				Title: National Acct. Rep.